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Exhibit 10.47(e)

Amendment No. 8
to
Amended and Restated Loan Agreement

        Amendment No. 8, dated as of September 30, 2003, to Amended and Restated Loan Agreement, dated as of April 20, 1999 (as amended, supplemented or modified from time to time, the "Loan Agreement"), by and between NWH, Inc., a Delaware corporation ("Lender" or "National"), and Electronic Network Systems, Inc. (f/k/a Electronic Data Submission Systems, Inc.), a Delaware corporation ("Borrower").

        WHEREAS, pursuant to the Loan Agreement, Borrower currently owes Lender, among other amounts, $107,199 in accrued and unpaid interest for the months of June, July, August and September of 2003 (the "Accrued Interest Amount");

        WHEREAS, Lender has agreed to pay to Borrower the amount of $61,207 (such amount, the current balance of the "Intercompany Account"), consisting of (a) $16,207 for certain software implementation costs and (b) $45,000 for a legal settlement incurred by Borrower;

        WHEREAS, Borrower and Lender wish to (a) offset the Accrued Interest Amount owed by Borrower to Lender against the balance of the Intercompany Account and (b) amend the terms of the Loan Agreement to extend the maturity of the Loans;

        NOW THEREFORE, in consideration of the mutual promises, representations and warranties contained herein, and subject to the conditions set forth herein, the parties hereto hereby agree that:

        1.     The obligation of Lender to pay the balance of the Intercompany Account to Borrower be, and it hereby is, terminated and satisfied in full, and the Accrued Interest Amount owed by Borrower to Lender under the Loan Agreement be, and it hereby is, permanently reduced by the balance of the Intercompany Account, such that the accrued and unpaid interest owed by Borrower to Lender under the Loan Agreement in respect of the months of June, July, August and September of 2003 shall be $45,992 as of the date hereof. Notwithstanding any provision of the Loan Agreement to the contrary, Lender hereby agrees that the Accrued Interest Amount and all balances outstanding under the Loan Agreement from June 1, 2003 until December 31, 2003 shall bear interest, in the manner provided in the Loan Agreement, at a fixed rate of five percent (5%) per annum, regardless of whether such interest is paid in cash at the end of each calendar quarter or paid by means of a Loan as of the due date of such interest. Interest on the Accrued Interest Amount and any other unpaid interest on any Loan will not be charged if such accrued interest is paid by October 31, 2003.

        2.     Section 2.5(a) of the Loan Agreement be, and it hereby is, amended to read, in its entirety, as follows:

          (a)   Subject to earlier prepayment as herein provided or as provided in the Initial Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Initial Commitment outstanding on December 31, 2005. Subject to earlier prepayment as herein provided or as provided in the Bridge Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Bridge Commitment and Accrued Interest on December 31, 2005. Subject to earlier prepayment as herein provided or as provided in the Additional Note, the Borrower shall pay to National the aggregate principal amount of the Loans in respect of the Additional Commitment on December 31, 2005.

        3.     Except as expressly amended hereby, all terms and conditions of the Loan Agreement and all other Loan Documents remain in full force and effect. All collateral security and guarantees in connection with the Loan Agreement and/or the Loan Documents are hereby confirmed and ratified in all respects. The execution, delivery and performance of this amendment has been duly authorized by the Borrower and is the valid, binding and enforceable obligation of Borrower, enforceable in accordance with its terms.

        4.     The Lender reserves all of Lender's rights with respect to any breaches, defaults, or other matters in existence in connection with the Loan Agreement, and the execution and delivery of this Amendment No. 8 shall not affect any of the rights of Lender with respect thereto.

        5.     Capitalized terms used but not defined herein shall have the meaning set forth in the Loan Agreement.

        6.     Each of the parties hereto (i) acknowledges that Hahn & Hessen LLP has acted, and from time to time continues to act, as counsel to Lender, or affiliates thereof, as well as to Borrower, (ii) consents to the representation of the Borrower and such other representation of Lender by Hahn & Hessen LLP and (iii) waives any conflicts of interest claim which may arise therefrom.

        7.     This Amendment No. 8 may be executed in counterparts, each of which shall constitute an original but all of which when taken together shall constitute one contract, and shall become effective when copies hereof which, when taken together, bear the signatures of each of the parties hereto shall be delivered to the undersigned. Delivery of an executed counterpart of a signature page to this Amendment No. 8 by fax shall be as effective as delivery of a manually executed signature page hereto.

        IN WITNESS WHEREOF, the parties have executed this Amendment No. 8 as of the date first above set forth.

NWH, INC.
By:	/s/ TERRENCE S. CASSIDY Name: Terrence S. Cassidy Title: President and Chief Executive Officer

AGREED:

ELECTRONIC NETWORK SYSTEMS, INC.

By:	/s/ ANA ENGLISH Name: Ana English Title: Chief Operating Officer

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  Exhibit 10.47(e)
Amendment No. 8 to Amended and Restated Loan Agreement